Exhibit 24.1

                         CONSENT OF INDEPENDANT AUDITORS


T/F Purifiner, Inc.
Boynton Beach, Florida


      We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 14, 1997 (with respect to last paragraph Note 9, February 26, 1997) on the financial statements of T/F Purifiner, Inc., (the "Company") as at December 31, 1996 and for each of the years in the two-year period then ended, included in the Company's 1996 Annual Report on Form 10-KSB.



Richard A. Eisner & Company, LLP


New York, New York
March 24, 1997